UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 8, 2019

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on September 15, 2016, Histogenics Corporation (“Histogenics” or the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the Company issued 2,653,553 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), 24,158.8688 shares of the Company’s Series A Convertible Preferred Stock and warrants to purchase up to 13,333,334 shares of the Company’s Common Stock (such warrants, along with warrants to purchase up to 133,333 shares of the Company’s Common Stock issued to the placement agent for the transaction, the “2016 Warrants”). The exercise price of the 2016 Warrants was $2.25 per share.

Also as previously reported, on October 5, 2018, Histogenics entered into an underwriting agreement with Canaccord Genuity LLC, as representative of the several underwriters, related to the public offering of 26,155,000 shares of the Company’s Common Stock and warrants (the “2018 Warrants”) to purchase up to 19,616,250 shares of the Company’s Common Stock. The exercise price of the 2018 Warrants was $0.70 per share, subject to the Company’s right pursuant to Section 2(e) of the 2018 Warrants to reduce the exercise price to any amount and for any period of time deemed appropriate by Board of Directors (the “Board”) of the Company (the “Voluntary Adjustment Right”).

On February 8, 2019, Histogenics and certain holders of the 2016 Warrants (the “Participating 2016 Holders”) entered into a Warrant Amendment and Exercise Agreement (the “2016 Exercise Agreement”) pursuant to which Histogenics agreed to reduce the exercise price of the 2016 Warrants held by such Participating 2016 Holders from $2.25 to $0.01 per share (the “2016 Reduced Exercise Price”) in consideration for the exercise of the 2016 Warrants held by such Participating 2016 Holders in full at the 2016 Reduced Exercise Price for cash and provided a general release of claims of such Participating 2016 Holders against the Company with respect to the 2016 Warrants. The Company also agreed to modify the reference to “three (3) Trading Days” in the first sentence of Section 2(d)(i) of the 2016 Warrants held by the Participating 2016 Holders to say “two (2) Trading Days.” The Participating 2016 Holders own, in the aggregate, 2016 Warrants to purchase a total of 12,957,953 shares of the Company’s Common Stock. The Company expects to receive aggregate gross proceeds of approximately $129,579.53 from the exercise of the 2016 Warrants by the Participating 2016 Holders pursuant to the 2016 Exercise Agreement. After the full exercise of the 2016 Warrants held by the Participating 2016 Holders, 2016 Warrants to purchase approximately 508,714 shares of the Company’s Common Stock will remain outstanding.

On February 8, 2019, pursuant to the Voluntary Adjustment Right, Histogenics determined to reduce the exercise price of the 2018 Warrants from $0.70 to $0.01 per share (the “2018 Reduced Exercise Price”) through the close of business on February 8, 2019. Additionally, on February 8, 2019, Histogenics and all of the holders of the 2018 Warrants (the “Participating 2018 Holders” and, together with the Participating 2016 Holders, the “Holders”) entered into a Warrant Exercise Agreement (the “2018 Exercise Agreement”) pursuant to which in consideration for the 2018 Reduced Exercise Price, the Participating 2018 Holders agreed to exercise the 2018 Warrants held by such Participating 2018 Holders in full at the 2018 Reduced Exercise Price for cash and provided a general release of claims of such Participating 2018 Holders against the Company with respect to the 2018 Warrants. The Participating 2018 Holders own, in the aggregate, 2018 Warrants to purchase a total of 19,616,250 shares of the Company’s Common Stock. The Company expects to receive aggregate gross proceeds of approximately $196,162.50 from the exercise of the 2018 Warrants by the Participating 2018 Holders pursuant to the 2018 Exercise Agreement. After the full exercise of the 2018 Warrants held by the Participating 2018 Holders, no 2018 Warrants remain outstanding.

If the exercise of the 2016 Warrants or 2018 Warrants, as applicable, would cause a Holder to exceed the 4.99% or 9.99% beneficial ownership limitations as set forth in the 2016 Warrants and 2018 Warrants (“Beneficial Ownership Limitation”), then the Company will only issue such number of shares to such Holder as instructed by such Holder and as would not cause such Holder to exceed the maximum number of shares permitted under the Beneficial Ownership Limitation, with the balance of shares to be held in abeyance until the balance may be issued in compliance with such limitations.

Also as previously reported on December 21, 2018, the Board initiated a process to evaluate strategic alternatives to maximize value for all stakeholders. As part of the ongoing process, the Board is evaluating the full range of potential strategic alternatives, which includes, but is not limited to, acquisitions, business combinations, joint ventures, public and private capital raises, recapitalization, and sale transaction options, including a sale of assets or intellectual property. The 2016 Exercise Agreements and 2018 Exercise Agreements eliminate a significant economic liability embedded in the 2016 Warrants’ and 2018 Warrants’ Black-Scholes provisions applicable in the event of a Fundamental Transaction (as defined in the 2016 Warrants and 2018 Warrants). The 2016 Exercise Agreements and 2018 Exercise Agreements are intended to achieve a cleaner capital structure for Histogenics that, among other things, enables the Company to evaluate a broader range of potential strategic alternatives and to continue to move forward with its ongoing strategic alternatives process.

The description of terms and conditions of the 2016 Exercise Agreements and 2018 Exercise Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 2016 Warrant Amendment and Exercise Agreement.

10.2	Form of 2018 Warrant Exercise Agreement.

Forward-Looking Statements

Various statements in this Current Report on Form 8-K are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: statements regarding the future business operations of the Company; expected benefits of the 2016 Exercise Agreements and 2018 Exercise Agreements; completing a restructuring plan and the associated costs and charges related thereto; the prospect for the successful sale of the Company or of any of the Company’s assets; the possibility of a liquidating distribution to Company stockholders; the ability of the Company to pay its creditors and successfully complete an orderly wind down; the ability to liquidate the Company’s assets outside of a court-supervised proceeding; the ability of the Company to restructure; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which are on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be set forth in those sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, to be filed in the first quarter of 2019. In addition to the risks described above and in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results.

There can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The Company cautions investors not to rely too heavily on the forward-looking statements the Company makes or that are made on its behalf. The information in this Current Report on Form 8-K is provided only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019	HISTOGENICS CORPORATION

	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer